UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 1, 2012

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

204 Edison Way
Reno, NV		89502
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 858-3750

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Mssrs. Lee and Zou

On April 1, 2012, the Board of Directors of the Altair Nanotechnologies Inc. (the “Company”) appointed Alexander Lee as the interim Chief Executive Officer of the Company. Mr. Lee, age 46, has served as a director of the Company since 2009. Mr. Lee is a managing director of Al Yousuf, LLC, a Dubai-based company that operates a range of businesses in the electronics, information technology, transportation and real estate sectors. Al Yousuf, LLC has  approximately a 7% ownership interest in the Company.

Mr. Lee joined Al Yousuf, LLC as a managing director in December 2009 and became CEO of Phoenix Cars, LLC in August 2010. From September 2009 to October 2009. Mr. Lee was president and chief operating officer of Phoenix Cars, LLC, an Al Yousuf, LLC entity that in September 2009 acquired assets from Phoenix MC, Inc., a developer of electric vehicles which filed for Chapter 11 bankruptcy in April 2009. From January 2008 to August 2009, Mr. Lee held several management positions at Phoenix MC, Inc. Prior to Phoenix MC, Inc., Mr. Lee worked at Rapiscan Systems, a developer, manufacturer and distributor of x ray, gamma-ray and computed tomography products. Mr. Lee was vice president of strategic planning at Rapiscan from February 2006 to December 2007. Mr. Lee joined Rapiscan as the head of its government contracts and proposals group in October 2003. Mr. Lee earned a bachelor of arts degree from Brown University and a juris doctorate degree from the King Hall School of Law at University of California Davis.

On April 1, 2012, the Board of Directors of the Company appointed  Liming Zou (a/k/a Albert Zou) as the President of the Company.  Mr. Zou, age 48,  has served as a director of the Company since July 2011 and is expected to oversee the Company's expansion into China.

Since 2009, Mr. Zou has served as the Chief Executive Officer of YuView Holdings Ltd.  Mr. Zou previously served as Vice President for Asian Coast Development Ltd. from 2007 to 2008.  In this position Mr. Zou had primary responsibility for marketing and business development in China.  Mr. Zou served as Executive Director of SI-TECH Information Technology Ltd. from 2005 to 2007, where he was responsible for corporate financing and mergers & acquisitions.  From 2004 to 2005, Mr. Zou served as a Director of Confederal Finance Corp. Mr. Zou earned his bachelor’s degree in science from Beijing University of Post and Telecommunications and earned his master’s degree in science from the Graduate School of China Academy of Posts & Telecommunications.  He also earned a master’s degree in business administration from the Richard Ivey School of Business at the University of Western Ontario, Canada.

Termination of Employment of Mr. Gibbard

Mr. Gibbard's employment with the Company terminated on April 2, 2012.  Pursuant to an agreement regarding the resignation of Mr. Gibbard as President, Chief Executive Officer and a director of the Company,  Mr. Gibbard has agreed to provide consulting services to the Company for a period of six months and will be compensated at the rate of $23,333 per month, plus reimbursement of the Company's portion of health benefits, consistent with his pre-separation rate of compensation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: April 5, 2012	By:	/s/ Stephen Huang
Stephen Huang, Chief Financial Officer

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